As filed with the Securities and Exchange Commission on June 27, 2000

                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   EVTC, INC.
             (exact name of registrant as specified in its charter)

     Delaware                     5169                      22-3005943
 (State or other      (Primary Standard Industrial        (I.R.S. Employer
  jurisdiction of      Classification Code Number)         Identification No.)
  incorporation
  or organization)

                             121 South Norwood Drive
                               Hurst, Texas 76053
                                 (817) 282-0022
          (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                                GEORGE S. CANNAN
                              Chairman of the Board
                                DAVID A. KEENER
                                    President
                                   EVTC, Inc.
                             121 South Norwood Drive
                               Hurst, Texas 76053
                                 (817) 282-0022
          (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

                                    Copy to:

                            W. RAYMOND FELTON, ESQ.
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                            Metro Corporate Campus I
                              Post Office Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600

       Approximate  date of commencement of proposed sale to the public:
As soon as  practicable  after  this  Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. 9

     If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. :

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed    Proposed
                                                      Maximum     Maximum
Title of each Class of    Amount          Offering    Aggregate   Amount of
Securities to be          to be           Price per   Offering    Registration
Registered                Registered(1)   Share       Price       Fee

Common Stock,
  par value $.01
  per share               1,500,000        (2)     $15,996,375.00   $4,446.99


--------------------------

     (1) Includes an indeterminate number of shares of common stock issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended.

     (2) These are shares of common stock with respect to which options have been granted or are available for granting under the 1996 Stock Option Plan (500,000) and the 2000 Stock Option Plan (1,000,000). We have granted options to purchase 5105,000 shares under the 1996 plan to some of our employees and directors at exercise prices from $0.625 to $12.13 per share, with a weighted average of $6.10 per share. We have granted options to purchase 550,000 shares under the 2000 plan at exercise prices from $6.00 to $10.50 per share, with a weighted average of $6.41 per share. The balance of the 395,000 shares under the 1996 plan and 450,000 shares under the 2000 plan are to be offered at prices which have not yet been determined. The offering prices for those shares are estimated pursuant to Rule 457(h) based upon the closing price of the common stock on June 22, 2000 reported on The Nasdaq Stock Market(TM) ($14.00) solely for the purpose of computing the registration fee.

     We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                   EVTC, INC.

               1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
               2000 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN


                                1,500,000 SHARES
                                  COMMON STOCK















     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.





                  The date of this prospectus is June 27, 2000.

                                TABLE OF CONTENTS
                                                                     PAGE

WHERE YOU CAN FIND MORE INFORMATION                                   2

INTRODUCTION                                                          2

PURPOSE AND ADMINISTRATION OF PLANS                                   3

DESCRIPTION OF OPTIONS AND TAX STATUS                                 3
         Award of Options                                             4
         Period of Plan; Amendments                                   4
         Exercise Period                                              4
         Vesting                                                      4
         Termination of Employment                                    4
         Option Price                                                 5
         Nontransferability                                           5
         Federal Income Tax Treatment of Incentive and Non-
           Qualified Stock Options                                    5

RESTRICTIONS ON RESALE OF COMMON STOCK                                6

DESCRIPTION OF CAPITAL STOCK                                          6
         General                                                      6
         Common Stock                                                 6
         Preferred Stock                                              7
         Transfer Agent                                               7

INDEMNIFICATION OF OFFICERS AND DIRECTORS                             7

LEGAL MATTERS                                                         7

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                     8

     You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give any information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these shares.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and we therefore file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Our common stock is quoted on Nasdaq, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. Such material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet (http://www.sec.gov).

     We have filed with the Commission a registration statement on Form S-8 with respect to the shares being offered hereby. You may obtain copies of the registration statement from the Commission at the addresses in the previous paragraph. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. We refer you to the registration statement for further information about us and the shares. While we believe this prospectus provides the material information regarding the documents described herein, the statements contained in this prospectus as to the contents of any contract or any other documents are not necessarily complete and, in each such instance, you should refer to the copy of such document filed as an exhibit to the registration statement.

                                  INTRODUCTION

     Our Board of Directors adopted the 1996 plan effective April 1996 and the 2000 plan on January 11, 2000. Our shareholders approved the 1996 plan on June 27, 1996 and the 2000 plan on March 24, 2000. Under the plans, shares may be offered to our employees, officers, directors and consultants. These offers are, or will be, made at the prices and on the terms and conditions contained in the respective stock option agreements between the Company and the recipients of stock option grants.

     Our principal executive offices are located at 121 South Norwood Drive, Hurst, Texas 76053 and our telephone number is (817) 282-0022.

     Following is a summary of the plans, which is qualified in its entirety by reference to the plans and certain other agreements which have been filed previously with the Securities and Exchange Commission and are incorporated by reference in the Registration Statement on Form S-8.

                     PURPOSE AND ADMINISTRATION OF THE PLANS

     We believe that the plans provide valuable incentives for our employees by providing an opportunity for investment in our common stock as an inducement for such individuals to remain employed with us, and encouraging them to increase their efforts to make our business more successful. In accordance with this belief, our Board of Directors adopted the plans, which were approved by our shareholders.

     Five hundred thousand shares are reserved for issuance under the 1996 plan and one million shares are reserved for issuance under the 2000 plan. In the event there is any change in the number of issued shares of common stock without payment of new consideration for the shares (such as by stock dividends or stock splits) or in the event that the number of outstanding shares of common stock is changed into or exchanged for a different number of shares of common stock or other securities issued by us or another corporation, whether through reorganization, recapitalization, split-up, combination of shares, merger or consolidation, the number of shares reserved for issuance under the plan, the number of shares subject to any outstanding options and the option price per share of each outstanding stock option shall be appropriately adjusted. In the event there is any change in the number or kind of outstanding shares of common stock or of any shares or other securities into which such shares of common stock have been changed or exchanged, other than the transactions specified in this paragraph, equitable adjustment in the options may be made in the sole discretion of our Board of Directors, which administers the plans.

     The plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     We will provide reports to participating employees as to the amount and status of their accounts upon request.

                     DESCRIPTION OF OPTIONS AND TAX STATUS

     The plan provides for the grant of incentive and non-qualified stock options. A description of these options and certain federal income tax aspects associated with the options is set forth below. Because tax results may vary due to individual circumstances, each participant in the plan is urged to consult his or her personal tax advisor with respect to the federal and state tax consequences of the exercise of an option or the sale of stock received upon the exercise of the options.

Award of Options

     Options may be granted under the plan to all employees (including employees who are officers and/or directors). There is no specific limitation on the number of shares with respect to which options may be granted to any individual under the plan. However, the plan provides that the aggregate fair market value, determined at the time an option is granted, of the common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all such plans we have or may adopt in the future) may not exceed $100,000. We have granted stock options covering 105,000 shares under the 1996 plan and 550,000 under the 2000 plan to certain of our employees and directors.

Period of Plan; Amendments

     No options may be granted under the 1996 plan after April 1, 2006 or under the 2000 plan after January 10, 2010. The Board of Directors may amend the plan as it deems advisable, provided that any amendment which would adversely affect the rights of an optionee under any existing option agreement requires the consent of the optionee under such agreement.

Exercise Period

     Options granted under the plan are exercisable, when vested, in such installments and for such periods as specified by the Board of Directors at the time of grant, but may not, in any circumstance, be exercisable more than ten years after the date of grant. However, incentive stock options granted to an employee who, prior to the date of grant, holds more than 10% of the total combined voting power of all classes of our stock (or, if applicable, of any parent or subsidiary corporations) may not be exercisable more than five years from the date of grant. As of this prospectus, 40,000 options granted under the 1996 plan have been exercised and no options granted under the 2000 plan had been exercised.

Vesting

     Our Board of Directors determines the vesting schedule of options at the time they are granted, with vesting to occur within a period not greater than ten (10) years from the date of grant of the option. Of the 105,000 options outstanding under the 1996 plan, 50,000 are currently vested and 50,000 vest in equal portions over the three years between 2001 and 2004. The 550,000 options currently outstanding under the 2000 plan vest in equal portions over the three years between 2001 and 2004.

Termination of Employment

     Outstanding options may be exercised during employment or within three months after termination of employment (other than by reason of death). If termination is by reason of the death of an optionee, any option exercisable immediately prior to the optionee's death may be exercised by the legal representative or beneficiary of the optionee's estate within twelve months after the death of the optionee (but not after the basic term of the option) with respect to the number of shares eligible for purchase on the date of death.

Option Price

     The plan provides that the option price with respect to each option will be determined by the Board of Directors, but, in the case of incentive stock options, shall not be less than 100% (110% in the case of incentive stock options granted to 10% Shareholders) of the fair market value of the common stock on the date the option is granted. Payment of the option price shall be made in cash or certified check.

Nontransferability

     Each option granted under the plan is not transferable by the holder except by will or the laws of descent and distribution of the state in which the holder is domiciled at the time of his or her death.

Federal Income Tax Treatment of Incentive and NonQualified Stock Options

     Currently, an employee will not be deemed to have realized income upon the grant of a non-qualified stock option unless the option has a readily ascertainable fair market value at the time it is granted. Generally, an employee will recognize ordinary income upon the exercise of a non-qualified stock option (or, if the stock subject to the option is restricted within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") and the employee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the shares become transferable or are no longer subject to a substantial risk of forfeiture) in an amount equal to the excess (if any) of the fair market value of the shares purchased, at the time of exercise (or at such later time when the stock is no longer restricted in the case of restricted stock), over the exercise price. We will be entitled to deduct an amount equal to the amount included as ordinary income by the employee for our taxable year which includes the close of the employee's taxable year in which the income is included by the employee. Options granted to officers, directors and 10% Shareholders are deemed restricted for six (6) months from the date of grant for purposes of the securities laws.

     An employee will also not be deemed to have received income upon the grant of an incentive stock option or, except as noted below, upon the exercise of such option. Unless shares acquired upon exercise are disposed of within two years of the date of grant or within one year of exercise, upon the sale of such shares, the optionee will generally recognize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. If a sale is made prior to either of such dates, an optionee's gain on the sale of the shares will be treated as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price and (ii) the excess of the amount realized on the sale of stock over the option price. We will be allowed a deduction at the time of sale in the amount of the ordinary income recognized by the optionee. The balance of any gain realized will be treated as long-term or short-term capital gain, depending upon the length of time the shares were held by the optionee.

     Generally, the excess of the fair market value of an incentive stock option at the time of exercise (or, if the stock subject to the option is restricted within the meaning of Code Section 83, at such time as the shares become transferable or are not longer subject to a substantial risk of forfeiture), over the option price constitutes an item of tax preference for purposes of the alternative minimum tax. Thus, under certain circumstances, the exercise of an incentive stock option will result in a tax at the time of exercise.

     We cannot assure you that the Code or the Treasury regulations will not be amended to change these tax consequences.

     You should refer to the applicable provisions of the Code and to the Treasury regulations for more detailed information as to the tax treatment of options granted pursuant to the plans. You should consult their tax advisors with specific reference to their own tax situations and with regard to potential changes in the applicable laws.

                     RESTRICTIONS ON RESALE OF COMMON STOCK

     While the plan does not place restrictions on resales of shares acquired thereunder, shares acquired under the plan by an "affiliate" as that term is defined in Rule 405 under the Securities Act of 1933, as amended, may only be resold pursuant to the registration requirements of the Securities Act, Rule 144, or another applicable exemption therefrom. Generally, sales of securities, including shares, are subject to the antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the plan) and dispositions of shares by our officers, directors or certain affiliates within any six-month period may give rise to our right to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934.

     It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of shares under the plan.

                          DESCRIPTION OF CAPITAL STOCK

General

     The Company is authorized to issue 25,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share. As of the date of this prospectus, there are 7,378,752 shares of common stock outstanding. No shares of preferred stock are currently outstanding.

Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends, if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby, when issued against payment of the consideration set forth in this prospectus, will be, fully paid and nonaccessable.

Preferred Stock

         The Company is authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock and, in certain instances, could adversely affect the market price of such stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. We have no present intention to issue any shares of preferred stock.

Transfer Agent

         Our registrar and transfer agent for our common stock is North American Transfer Company, 147 West Merrick Road, Freeport, New York 11520.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

     The legality of the shares offered by this prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Woodbridge, New Jersey.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Any statement contained in any document incorporated or deemed to be incorporated by reference in the registration statement of which this prospectus is a part shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement.

     We will furnish without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to in the registration statement which have been incorporated into the registration statement by reference (other than exhibits to such documents). Requests for such copies should be directed to:

                                   EVTC, INC.
                             121 South Norwood Drive
                               Hurst, Texas 76053
                       Attention: David Keener, President
                                 (817) 282-0022

                                    1,500,000
                             Shares of Common Stock




                                   EVTC, INC.





                                   PROSPECTUS








                                  JUNE 27, 2000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 3.  Incorporation of Documents by Reference.

     The following documents we filed with the Commission pursuant to the Exchange Act (File No. 0-20986) are hereby incorporated by reference in this registration statement, except as otherwise superseded or modified by this registration statement:

    Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

    Our Quarterly Reports on Form 10-Q for the quarter ended December 31, 1999 and March 31, 2000.

    All documents we subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

Item 4.  Description of Securities.

     The common stock offered by this registration statement is registered under the Exchange Act; therefore, no disclosure is made in response to this item.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     The description set forth under the caption "Indemnification of Directors and Officers" in EVTC's Registration Statement on Form SB-1, filed October 20, 1992, No. 33-53496, is incorporated herein by reference.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.          Exhibits.

Exhibit
Numbers    Description of Documents

4.1        Form of Underwriters' Warrant(1)

4.2 Form of Warrant Agency Agreement together with attached form of redeemable Common Stock Purchase Warrant(1)

5          Opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP

23.1       Consent of BDO Seidman LLP (page II-8)

23.2       Consent of KPMG LLP (page II-7)

24.1       Power of Attorney (page II-4)


Item 9.    Undertakings.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and


     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hurst, Texas on the 27th day of June, 2000.

                                          EVTC, INC.

                                          By:   /s/ David A. Keener
                                              -------------------------------
                                                    David A. Keener, President


                                POWER OF ATTORNEY

     KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Keener. his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                        Title                          Date

/s/ George Cannan             Chairman of the Board,            June 27, 2000
-------------------------     and Chief Executive Officer
George Cannan

/s/ David A. Keener           President                         June 27, 2000
 ------------------------
David Keener

/s/ Timothy J. Hinkhouse      Chief Financial Officer           June 27, 2000
-------------------------
Timothy J. Hinkhouse

/s/ John Stefiuk              Director                          June 27, 2000
 ------------------------
John Stefiuk

/s/ Robert Casper             Director                          June 27, 2000
 ------------------------
Robert Casper

/s/ John Mazzuto              Director                          June 27, 2000
 ------------------------
John Mazzuto

/s/ Edward Sakoff             Director                          June 27, 2000
-------------------------
Edward Sakoff

/s/ Laurie Kahn               Director                          June 27, 2000
-------------------------
Laurie Kahn

                                                                   EXHIBIT 5

           Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                                  P.O. Box 5600
                            Woodbridge, NJ 07095-0988

                                  June 27, 2000

EVTC, Inc.
121 South Norwood Drive
Hurst, Texas 76053

           Re:   EVTC, Inc.

Gentlemen:

     We have acted as counsel to EVTC, Inc., a Delaware Corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (Registration No. 333-__________), covering the registration of 1,500,000 shares of common stock, par value $.01 per share ("Common Stock"). We have been asked to issue an opinion as to whether the Common Stock being registered will, when sold, be legally issued, fully paid, non-assessable, and binding obligations of the Company.

     As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

     Based solely upon and subject to the foregoing, we are of the opinion that the shares of Common Stock are duly authorized, issued and full paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

     We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                              Very truly yours,


                                              Greenbaum, Rowe, Smith,
                                              Ravin, Davis & Himmel LLP

                                                           EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

     We consent to incorporation by reference in the Prospectus constituting a part of Registration Statement on Form S-8 of EVTC, Inc. of our report, dated December 8, 1999 except for Notes 5 and 13, as to which the date is December 23, 1999, relating to the consolidated balance sheet of EVTC, Inc. and subsidiaries as of September 30, 1999, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the year ended September 30, 1999, and related financial statement schedule which report appears in the September 30, 1999 annual report on Form 10-K of EVTC, Inc.




                                                          BDO Seidman, LLP


Dallas, Texas
June 27, 2000

                                                            EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the use of our report incorporated herein by reference.


KPMG LLP








Dallas, Texas
June 26, 2000